Exhibit 99.1

FINANCIAL CONTACT:	MEDIA CONTACT:
Melissa Poole	Leigh Horner
717-534-7556	717-508-1247

Patricia A. Little Announces Intention to Retire as CFO of The Hershey Company

HERSHEY, Pa., Aug. 16, 2018 — The Hershey Company (NYSE:HSY) today announced that Patricia A. Little, Senior Vice President and Chief Financial Officer, intends to retire from the company in the spring of 2019. Little has served as the company’s CFO since joining in 2015.

“Patricia has been a critical leader at Hershey providing counsel and partnership as I took the helm and charted a new vision for the company,” said Michele Buck, President and Chief Executive Officer, The Hershey Company. “Patricia has been instrumental in helping create a more profitable and sustainable international business model, instilling a more disciplined cost management model across the enterprise, and successfully leading the company’s financial systems implementation, an important piece of our ERP transformation. She will remain a strong partner to me and the business as we plan for her transition.”

“After more than a decade as a CFO for two public companies, I am looking forward to a more relaxed lifestyle,” said Little. “Hershey is a wonderful company with a great future ahead of it. I will continue to be focused on delivering our 2018 commitments and setting up the business with a strong 2019 plan.”

The company has commenced a search for a CFO successor. The company also reaffirmed its full year 2018 guidance as outlined in the company’s second quarter 2018 earnings announcement.

Forward-Looking Statements
This press release contains statements that are “forward-looking” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Because actual results may differ materially from those contained in the forward-looking statements, you should not place undue reliance on the forward-looking statements when deciding whether to buy, sell or hold the company’s securities. Factors that could cause results to differ materially can be found in our Annual Report on Form 10-K for the year ended December 31, 2017. All information in this press release is as of August 16, 2018. The company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the company’s expectations.